UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2013

TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-178697	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.Item
On October 16, 2013, Tecogen Inc., or the Company, entered into a Common Stock Purchase Agreement with Bruno Meier, pursuant to which the Company sold, and Mr. Meier purchased, an aggregate of 66,667 shares of the Company’s common stock, $.001 par value, or the Shares, at a price of $4.50 per share for an aggregate purchase price of $300,000. Mr. Meier serves as a director of EuroSite Power Inc., which is an affiliate of the Company. The proceeds of this private placement will be used for general corporate and working capital purposes.

The summary of the Common Stock Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Common Stock Purchase Agreement attached as Exhibit 10.1.

3.02	Unregistered Sales of Equity Securities.
The offer and sale of the Shares described in Item 1.01 of this Current Report on Form 8-K was made in a private placement without registration under the Securities Act of 1933, as amended, or the Securities Act, in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act. The Shares were not offered or sold by any form of general solicitation or general advertising. The Shares may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Common Stock Purchase Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Bonnie J. Brown

Date: October 16, 2013	Bonnie J. Brown, Chief Financial Officer